EXHIBIT 99.1
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Contact:    SAR RAMADAN
            Chief Financial Officer
            Insightful Corporation
            206-283-8802
            sar@insightful.com


                 INSIGHTFUL REDUCES NORTH AMERICAN WORKFORCE 12%
                         TO FACILITATE PROFITABLE GROWTH



SEATTLE - November 30, 2001 - INSIGHTFUL CORPORATION (NASDAQ: IFUL), a leading provider of enterprise software solutions for data analysis, today announced it has reduced its North American work force by 23 employees, representing 12 percent overall. This action has been taken to improve prospects for continued profitable growth by reducing expenses at an annualized rate of approximately $1.6 million. The company will take a one-time restructuring charge of approximately $400,000 in the quarter ending December 31st, 2001.


International operations are not affected by this reduction in force, as management believes its European workforce is appropriately staffed for the available business opportunities.


"We expect that the economic slowdown in the US will continue through the first half of 2002 in several of the markets we serve, including financial services, manufacturing, and telecommunications. We are making these adjustments to rebalance our resources for profitable growth," said Shawn Javid, Insightful's chairman, president, and CEO.


"We are continuing with our efforts to launch new products and expand our worldwide channels. We believe our prospects for overall growth remain strong," Javid continued.


ABOUT INSIGHTFUL
Insightful Corporation (NASDAQ: IFUL) provides enterprises with scalable data analysis solutions that drive better decisions faster by revealing patterns, trends and relationships. The company is a leading supplier of software and services for statistics, data mining and predictive analysis, which expedite accurate decision-making and improve business performance.


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Insightful's products, including S-PLUS(R), StatServer(R) and S-PLUS Analytic
Server(TM), play a key role in data warehousing and business intelligence initiatives by delivering analytical tools and graphical reports that convert data into insight. Insightful also provides consulting, application development outsourcing, data integration and training focused on data analysis and predictive modeling. The company has been delivering data analysis solutions for over a decade to thousands of companies in financial services, pharmaceuticals, biotechnology, telecommunications and manufacturing, plus many research institutions.


Headquartered in Seattle, Insightful has offices in New York City, North Carolina, France, Germany, Switzerland, and the United Kingdom with distributors around the world. For more information, visit www.insightful.com, email info@insightful.com or call 1-206-283-8802.

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NOTE TO INVESTORS - FORWARD LOOKING STATEMENTS

This release contains information about management's future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including, but not limited to, the risks associated with distribution channels; the risks associated with international operations; the risks associated with acquisitions; the risks associated with investments in new products and services; and the ability to enhance current products and to introduce new products in a timely fashion. Please refer to the cautionary statements appearing in Insightful's Annual and Quarterly Reports and prospectus filed with the Securities and Exchange Commission for a discussion of these and other various factors that could cause Insightful's actual results to differ materially from those discussed in forward-looking statements.

Insightful, the Insightful logo, "intelligence from data" and S-PLUS Analytic Server are trademarks of Insightful Corporation. S-PLUS and StatServer are registered trademarks of Insightful Corporation. Other trademarks mentioned are the property of their respective owners.


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